Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Medical Industries of the Americas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Shares of common stock, par value $0.01 per share(2)	457(o)	—	—	$10,000,000.00		0.00011020	$1,102.00
Fees to Be Paid	Equity	Representative Warrants(3)	457(g)	—	—	—		—	—
Fees to Be Paid	Equity	Common stock, par value $0.01 per share, underlying Representative Warrants(4)	457(o)	—	—	$880,000.00		0.00011020	$96.98
Fees to Be Paid	Equity	Shares of common stock, par value $0.01 per share offered by the selling stockholders(2)	457(o)	—	—	$4,057,500.00	(5)	0.00011020	$447.14
	Total Offering Amounts					$14,937,500.00			$1,646.12
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$1, 646.12

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereby an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(4)	Represents common stock underlying the warrants (the “Representative Warrants”) issuable to the representative of the underwriters to purchase up to an aggregate of 8.0% of the common stock sold in the offering at an exercise price equal to 110% of the public offering price per security. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative Warrants is $880,000, which is equal to 110% of $800,000 (8% of the proposed maximum aggregate offering price of $10,000,000).

(5)	For purposes of calculating the proposed maximum aggregate offering price, we have multiplied 811,500, representing the number of shares covered by the resale prospectus, by an arbitrary assumed price of $5.00 per share.